As filed with the Securities and Exchange Commission on March 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRINETICS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3744114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6055 Lusk Boulevard

San Diego, California 92121

(858) 450-6464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Scott Struthers

President and Chief Executive Officer

Crinetics Pharmaceuticals, Inc.

6055 Lusk Boulevard

San Diego, California 92121

(885) 450-6464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

G. Scott Lesmes, Esq.

Morrison & Foerster LLP

2100 L Street NW, Suite 900

Washington, D.C. 20037

(202) 887-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Crinetics Pharmaceuticals, Inc.

8,333,334 shares

Common Stock

This prospectus relates to the possible resale from time to time of 8,333,334 shares of common stock, $0.001 par value per share, by the selling stockholders named herein. We will not receive any cash proceeds from any sale of the shares of our common stock by the selling stockholders.

The 8,333,334 shares of our common stock offered herein were issued in a private placement pursuant to that certain Securities Purchase Agreement, dated as of February 27, 2024, by and among us and the institutional accredited investors identified therein. We are registering the resale of shares of our common stock to permit the selling stockholders to sell such shares without restriction in the open market. However, the registration of the potential resale of shares of our common stock hereunder does not necessarily mean that the selling stockholders will sell the shares. The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or by negotiated transactions. See “Plan of Distribution” on page 18 for a description of how the selling stockholders may dispose of the shares covered by this prospectus.

We will pay all expenses incident to the registration of the potential resale of the 8,333,334 shares of our common stock offered hereby (other than for any discounts or commissions to any underwriter or broker attributable to the sale of shares of our common stock or any fees or expenses incurred by a holder of shares of our common stock that, according to the written instructions of any regulatory authority, we are not permitted to pay).

Our common stock is traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “CRNX.” On March 18, 2024, the last reported sale price of our common stock on the Nasdaq was $37.93. Our corporate offices are located at 6055 Lusk Boulevard, San Diego, California 92121 and our telephone number is (858) 450-6464.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 11 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling stockholders named in this prospectus may sell our common stock from time to time. This prospectus provides you with a general description of our common stock that the selling stockholders may offer. Each time a selling stockholder sells shares of our common stock, such selling stockholder may provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic.

This document may only be used where it is legal to sell these securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

When we refer to “Crinetics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Crinetics Pharmaceuticals, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our pending trademark, Crinetics, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.crinetics.com. The information available on or through our website is not part of this prospectus or any accompanying prospectus supplement or related free writing prospectus and should not be relied upon.

This prospectus and any prospectus supplement are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all the information set forth or incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The SEC rules allow us to “incorporate by reference” into this prospectus information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus and the registration statement of which this prospectus is a part incorporate by reference the information or documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with the SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024;

•	our Current Reports on Form 8-K filed with the SEC on March 1, 2024, March 12, 2024 and March 19, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 12, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

Crinetics Pharmaceuticals, Inc.

Attention: Corporate Secretary

6055 Lusk Boulevard

San Diego, California 92121

(858) 450-6464

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other similar expressions, or the negative of these terms. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should carefully read the entire prospectus (including the documents incorporated by reference herein), especially the risks of investing in our common stock discussed under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus or incorporated by reference in this prospectus.

Overview

We are a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors. Endocrine pathways function to maintain homeostasis and commonly use peptide hormones acting through G protein coupled receptors (“GPCRs”),to regulate many aspects of physiology, including growth, energy, metabolism, gastrointestinal function and stress responses. We have built a highly productive drug discovery and development organization with extensive expertise in endocrine GPCRs. We have discovered a pipeline of oral nonpeptide (small molecule) new chemical entities that target peptide GPCRs to treat a variety of rare endocrine diseases where treatment options have significant efficacy, safety and/or tolerability limitations. Our product candidates include paltusotine (formerly CRN00808), which is in clinical development for the treatment of acromegaly and carcinoid syndrome associated with neuroendocrine tumors (“NETs”), and CRN04894, which is in clinical development for congenital adrenal hyperplasia (“CAH”) and Cushing’s disease. We are advancing additional product candidates through preclinical discovery and development studies in parallel. Our vision is to build a premier, fully integrated endocrine-focused pharmaceutical company that consistently pioneers new therapeutics to help patients better control their disease and improve their daily lives.

We focus on the discovery and development of oral nonpeptide therapeutics that target peptide GPCRs with well-understood biological functions, validated biomarkers and the potential to substantially improve the treatment of endocrine diseases and endocrine-related tumors. Our pipeline consists of the following product candidates:

Paltusotine (SST2 agonist program)

Paltusotine, our lead product candidate, establishes a new class of oral selective nonpeptide somatostatin receptor type 2 (“SST2”) agonists designed for the treatment of acromegaly and carcinoid syndrome associated with NETs. Somatostatin is a neuropeptide hormone that broadly inhibits the secretion of other hormones, including growth hormone (“GH”) from the pituitary gland. Acromegaly arises from a benign pituitary tumor that secretes excess GH that, in turn, causes excess secretion of insulin-like growth factor-1 (“IGF-1”) by the liver. This loss of homeostasis in the GH axis results in excess tissue growth and other adverse metabolic effects throughout the body. We estimate that approximately 27,000 people in the United States suffer from acromegaly, and depending on surgical success, we estimate that approximately 11,000 are candidates for chronic pharmacological intervention, of which somatostatin peptide analogs are the primary pharmacotherapy. Carcinoid syndrome occurs when NETs, which originate from neuroendocrine cells commonly found in the gut, lung or pancreas, secrete hormones or other chemical substances into the bloodstream that cause severe flushing or diarrhea, among other symptoms. NETs are present in approximately 175,000 adults in the United States. Of these, it is estimated that approximately 33,000 patients have carcinoid syndrome. Most NETs overexpress SST2 receptors and injected depots of peptide somatostatin analogs have become the first-line standard of care as detailed in National Comprehensive Cancer Network guidelines. In 2023, branded injected somatostatin peptide drugs accounted for approximately $2.5 billion in global sales for the treatment of acromegaly, NETs, and other uses. These drugs require painful monthly or daily injections and, in the case of somatostatin peptide drugs, often fail to fully control the disease in many acromegaly or carcinoid syndrome patients. The U.S. Food and Drug Administration (“FDA”) has granted orphan drug designation for paltusotine for the treatment of acromegaly.

To date, our clinical trials have shown that paltusotine was generally well tolerated among healthy adults and patients with both acromegaly and carcinoid syndrome.

Our Phase 3 development program for paltusotine in acromegaly consists of two placebo-controlled clinical trials, PATHFNDR-1 and PATHFNDR-2. The PATHFNDR-1 trial was designed as a double-blind, placebo-controlled, nine-month clinical trial of paltusotine in acromegaly patients with average IGF-1 levels less than or equal to 1.0 times the upper limit of normal (“ULN”) and who had been on stable doses of somatostatin receptor ligand monotherapy (octreotide LAR or lanreotide depot). We are also conducting a second study, the PATHFNDR-2 trial, which is designed as a double-blind, placebo-controlled, six-month clinical trial of acromegaly patients with elevated IGF-1 levels. Three groups of subjects have been enrolled in PATHFNDR-2, including subjects who are treatment-naïve (Group 1), subjects not receiving medical therapy and who last received medical therapy at least four months prior to screening (Group 2), and subjects who are controlled on octreotide or lanreotide but agree to washout prior to beginning study treatment (Group 3). Groups 1 and 2 constitute Stratum 1 and Group 3 constitutes Stratum 2. The PATHFNDR-2 study population was stratified to ensure equivalent active treatment versus placebo allocations in each stratum. We originally planned to enroll approximately 76 subjects based on the assumption that there would be an equal number of subjects in each stratum. Due to higher than expected enrollment of naïve patients, we increased the targeted sample size to 98 patients in order to ensure sufficient statistical power to detect a difference between the active and placebo groups for the study as a whole and to increase experience with paltusotine in naïve and untreated patients. The sample size adjustment was prespecified in the protocol if enrollment in Stratum 2 was below a predetermined threshold. The primary endpoint of both PATHFNDR studies is the proportion of patients with IGF-1 ≤ 1.0 ×ULN at the end of the treatment period on paltusotine as compared to placebo.

Positive topline data from the randomized controlled portion of the PATHFNDR-1 study was reported in September 2023, where the primary endpoint and all secondary endpoints of the study were achieved. The study met statistical significance (p<0.0001) on the primary endpoint, based on the proportion of participants whose IGF-1 levels were maintained ≤ 1.0 ×ULN in the paltusotine arm (83%) compared to those in the placebo arm (4%). All secondary endpoints also met statistical significance. In the PATHFNDR-1 study, paltusotine was well tolerated and no serious or severe adverse events were reported in participants treated with paltusotine. The frequency of participants with at least one treatment emergent adverse event (“TEAE”) was comparable in the paltusotine treatment arm vs placebo (“PBO”) arm (80% vs. 100% respectively). The most commonly reported TEAEs in paltusotine included: arthralgia (27% paltusotine vs. 57% PBO), headache (20% paltusotine vs. 36% PBO), diarrhea (23% paltusotine vs. 14% PBO), abdominal pain (17% paltusotine vs. 11% PBO) and nausea (10% paltusotine vs. 7% PBO). The frequency of adverse events considered related to acromegaly was notably lower in paltusotine treated participants compared to placebo treated participants (30% vs. 86% respectively). The open label extension phase of the PATHFNDR-1 trial is ongoing. Enrollment in the PATHFNDR-2 study was completed in August 2023 and a total of 112 subjects were randomized and a total of 111 subjects were enrolled who were either treatment-naïve (n=46) or untreated for at least four months (n=36), or who washed out of prior octreotide or lanreotide monotherapy (n=29). We reported positive topline data from the PATHFNDR-2 study in March 2024 (See “—Recent Developments”). We believe that the two trials could support global marketing applications for the use of paltusotine for all acromegaly patients who require pharmacotherapy, including untreated patients and those switching from other therapies, and we plan to seek regulatory approval for paltusotine for the treatment of acromegaly in the United States with an anticipated submission of a New Drug Application to the FDA in the second half of 2024 with the potential for approval in 2025.

We also conducted a randomized, open-label, parallel group, multi-center Phase 2 study to assess the safety and pharmacokinetics of multiple doses of paltusotine in people living with carcinoid syndrome. In addition, exploratory efficacy during the 8-week period will be evaluated including frequency of bowel movements and flushing episodes. Participants were randomized to receive either 40 mg or 80 mg of paltusotine, with the ability to dose titrate based on tolerability or inadequate control of symptoms during the first four weeks of treatment. Enrollment in the study is complete, with a total of 36 participants enrolled. We reported positive initial data from our ongoing open-label Phase 2 carcinoid syndrome study in December 2023 and reported positive topline data from the complete study in March 2024 (See “—Recent Developments”).

CRN04894 (ACTH antagonist)

CRN04894 is our investigational, oral, nonpeptide product candidate designed to antagonize the adrenocorticotrophic hormone (“ACTH”) receptor, intended for the treatment of diseases caused by excess ACTH, including CAH and Cushing’s disease. CAH encompasses a set of disorders that are caused by genetic mutations that result in impaired cortisol synthesis. A lack of cortisol leads to a breakdown of feedback mechanisms and results in persistently high levels of ACTH, which, in turn, causes overstimulation of the adrenal cortex. The resulting adrenal hyperplasia and over-secretion of other steroids (particularly androgens) and steroid precursors can lead to a variety of effects from improper gonadal development to life-threatening dysregulation of mineralocorticoids. Cushing’s disease results from a pituitary tumor that secretes excess ACTH which, in turn, causes the downstream synthesis and over-secretion of cortisol by the adrenal glands. Cortisol is the body’s main stress hormone and excess amounts can cause significant increases in mortality and morbidity. Based on genetic incidence rates, there are an estimated 27,000 patients with CAH and over 11,000 patients with Cushing’s disease in the United States. Of the patients with CAH and Cushing’s disease, we estimate that 17,000 and 5,000 patients, respectively, are potential candidates for treatment with CRN04894.

We conducted a double-blind, randomized, placebo-controlled Phase 1 study of CRN04894 in healthy volunteers to assess the safety and tolerability of single and multiple doses of CRN04894. In addition, the study was designed to measure the effect of CRN04894 on suppression of cortisol, cortisol precursors, and adrenal androgens following exogenous ACTH stimulation. In May 2022, we announced positive topline data from the Phase 1 study which showed CRN04894 was well tolerated and demonstrated dose-dependent increases in CRN04894 plasma concentrations. We believe CRN04894 demonstrated pharmacologic proof-of-concept, as the Phase 1 results showed dose-dependent reductions of both basal cortisol and elevated cortisol following an ACTH challenge. All adverse events were considered mild to moderate and there were no serious adverse events.

In January 2023, we submitted an Investigational New Drug application to the FDA for the study of CRN04894 in CAH. In February 2023, we initiated a Phase 2 study in CAH patients. This open-label, Phase 2, study is designed to evaluate the safety, efficacy, and pharmacokinetics of different doses of CRN04894. In addition, biomarkers, including serum androstenedione and 17 hydroxyprogesterone, will be measured as we seek to evaluate the potential efficacy of CRN04894. Initial data from this Phase 2 study is expected in the second quarter of 2024.

In September 2022, we entered into a Clinical Trial Agreement with the National Institute of Diabetes and Digestive and Kidney Diseases of the National Institutes of Health to collaborate on a company-sponsored multiple-ascending dose trial of CRN04894 in ACTH dependent Cushing’s Syndrome (“ADCS”). ADCS includes patients with either Cushing’s disease or Ectopic ACTH Syndrome. This open-label study is designed to evaluate safety, tolerability, and pharmacokinetics of different doses of CRN04894 in patients with ADCS as well as to measure

24-hour urinary-free cortisol and serum cortisol as indicators of efficacy. The study is enrolling patients and, based on our current projections, initial data is expected from the study in the first half of 2024.

Parathyroid hormone antagonist

We are developing antagonists of the parathyroid hormone (“PTH”) receptor for the treatment of primary hyperparathyroidism (“PHPT”), humoral hypercalcemia of malignancy (“HHM”), and other diseases of excess PTH. We are evaluating a subset of molecules to identify potential development candidates that we believe are suitable for evaluation in human clinical trials, and we expect to select a development candidate in the first half of 2024.

SST3 Agonist Program for the Treatment for autosomal dominant polycystic kidney disease

We have identified investigational, orally available somatostatin receptor type 3 (“SST3”) targeted nonpeptide agonists for the treatment of Autosomal Dominant Polycystic Kidney Disease (“ADPKD”). ADPKD, which is the most frequent genetic cause of chronic kidney disease, affecting 1 in 1,000 individuals, is the fourth leading cause of end-stage renal disease. We are evaluating a subset of nonpeptide SST3 agonists to identify potential development candidates that we believe will be suitable for evaluation in human clinical trials. We expect to select a development candidate in the first half of 2024.

Thyroid Stimulating Hormone Receptor Antagonist

We are developing thyroid-stimulating hormone receptor (“TSHR”), antagonists for the treatment of Graves’ disease and Thyroid Eye Disease, or Grave’s orbitopathy. We have identified investigational, orally available nonpeptide TSHR antagonists that demonstrate activity in preclinical models and possess drug-like properties. We are evaluating a subset of molecules to identify potential development candidates that we believe will be suitable for evaluation in human clinical trials, and we expect to select a development candidate in 2024.

RECENT DEVELOPMENTS

Phase 3 PATHFNDR-2 Study in Acromegaly Patients

On March 19, 2024, we announced positive topline results from PATHFNDR-2, the second of two Phase 3 studies evaluating the efficacy and safety of oral, once-daily investigational paltusotine for the treatment of acromegaly. PATHFNDR-2 was a randomized, double-blind, placebo-controlled 24-week treatment period followed by an optional open-label extension study evaluating paltusotine in 111 participants with acromegaly who were not pharmacologically treated. The study met statistical significance (p<0.0001) on the primary endpoint, based on the proportion of participants taking paltusotine (56%) who achieved an insulin-like growth factor 1 (IGF-1) level ≤ 1.0 times the upper limit of normal (xULN) compared to those taking placebo (5%). All secondary endpoints also met statistical significance:

	Paltusotine (n=54)		Placebo (n=57)		p-value
Primary Endpoint:
Proportion of participants who achieved an IGF-1 level ≤ 1.0 xULN, % (n)	56 (30/54	% )	5 (3/57	% )	<0.0001

Secondary Endpoints:
Change from baseline in IGF-1 level (xULN)	-0.82		0.09		<0.0001
Proportion of participants who achieved IGF-1 level of <1.3 xULN at EoR*	67%		14%		<0.0001
Change from baseline in Acromegaly Symptoms Diary (ASD) total score	-2.67		2.75		0.004
Proportion of participants who achieved growth hormone (GH) level of <1.0ng/mL at EoR	57%		18%		<0.0001

*	EoR: End of Randomized control phase

In PATHFNDR-2, paltusotine was generally well-tolerated and no serious adverse events were reported in participants treated with paltusotine. The frequency of participants with at least one treatment emergent adverse event (“TEAE”) was comparable in the paltusotine treatment arm and placebo arm. The most commonly reported TEAEs in paltusotine-treated participants included: diarrhea, headache, arthralgia and abdominal pain. The frequency of adverse events considered related to acromegaly was notably lower in paltusotine treated participants compared to placebo treated participants.

Phase 2 Trial of Paltusotine for the Treatment of Carcinoid Syndrome

On March 12, 2024, we announced positive topline results from our open-label Phase 2 carcinoid syndrome study of paltusotine. The Phase 2 trial was a randomized, open-label, parallel group, multi-center study evaluating the safety, tolerability, pharmacokinetics, and efficacy of paltusotine in people living with carcinoid syndrome. A total of 36 participants were randomized to receive either 40 mg (n=18) or 80 mg (n=18) of paltusotine for 8 weeks, with the ability to dose titrate based on tolerability or inadequate control of symptoms during the first four weeks of treatment. Six participants in the 40 mg group increased their dose to 80 mg, and 3 participants in the 80 mg group increased to 120 mg. Thirty patients completed the randomized treatment phase, with 1 patient from the 40 mg group and 5 patients from the 80 mg group discontinuing treatment. Twenty-six of the 30 participants who completed the randomized treatment phase enrolled in the long-term extension phase of the study.

Results demonstrated:

•	Rapid and sustained reductions in flushing episodes and bowel movement (“BM”)

•	63% reduction in mean flushing frequency for patients with >1/day at baseline (n=24; p<0.0001)

•	60% reduction in mean excess BM frequency (defined as daily bowel movements above the upper limit of normal, 3/day) in patients with >3/day at baseline (n=16; p=0.02)

•	61% reduction in mean flushing severity (n=31; p<0.0001) and 64% reduction in mean BM urgency (n=31; p<0.0001)

•

Reductions in frequency and severity of symptoms were observed within 2 weeks of paltusotine treatment and sustained through 8 weeks in both naïve/untreated patients and those switching from prior somatostatin receptor ligand therapy

•	Overall pharmacokinetic profile of paltusotine in patients with carcinoid syndrome was consistent with expectations from healthy volunteers.

•	Paltusotine was generally well-tolerated with a safety profile consistent with prior clinical studies:

•	There were no treatment related severe or serious adverse events (“AEs”)

•	The most frequently reported AEs included diarrhea, abdominal pain, nausea and headache

•	AE findings were similar across 40 mg and 80 mg dosing groups

•	Levels of biomarkers serotonin and 5HIAA provide additional evidence of paltusotine activity in carcinoid syndrome.

CORPORATE INFORMATION

We were incorporated under the laws of the state of Delaware on November 18, 2008. Our principal executive offices are located at 6055 Lusk Boulevard, San Diego, California 92121, and our telephone number is (858) 450-6464.

THE OFFERING

Issuer	Crinetics Pharmaceuticals, Inc.

Shares of common stock offered for resale by the selling stockholders	Up to 8,333,334.

Use of Proceeds	The selling stockholders will receive all of the net proceeds from the sale of any securities sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Market for our Common Stock	Our shares of common stock are currently listed on the Nasdaq Global Market.

Nasdaq Ticker Symbol	“CRNX”

Risk Factors	Any investment in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 11 of this prospectus and in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, any subsequent Current Reports on Form 8-K, and our other filings with the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves substantial risks. Before acquiring securities from our selling stockholders, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, any subsequent Current Reports on Form 8-K, and the other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the possible resale from time to time of some or all of the shares of our common stock by the selling stockholders named in this prospectus. The proceeds from the offering are solely for the accounts of the selling stockholders.

We will pay all expenses incident to the registration of the potential resale of shares of our common stock offered hereby.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell, pursuant to this prospectus and any accompanying prospectus supplement, post-effective amendment or filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus, the shares of our common stock set forth opposite its name in the table below under the heading “Maximum Number of Shares of Common Stock Offered Pursuant to this Offering.”

The shares of our common stock offered herein were issued to the selling stockholders pursuant to that certain Securities Purchase Agreement, dated as of February 27, 2024 (the “Purchase Agreement”), by and among us and the institutional accredited investors identified therein. Concurrently with the entry into the Purchase Agreement we entered into that certain Registration Rights Agreement with the selling stockholders (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the shares of our common stock issued to the selling stockholders. The registration statement of which this prospectus is a part is being filed to satisfy our contractual obligations to the selling stockholders under the Registration Rights Agreement.

The following table sets forth information with respect to the selling stockholders and the number of shares of our common stock that may be sold by the selling stockholders pursuant to this prospectus. The information is based on information provided by or on behalf of the selling stockholders. Because the selling stockholders may offer all or some portion of the shares of our common stock, we have assumed for purposes of completing the last two columns in the table that all of our common stock offered hereby will have been sold by the selling stockholders pursuant to this prospectus. The percentage of shares owned prior to and after the offering in the third and sixth columns are based on 77,929,536 shares of common stock outstanding as of March 1, 2024, after giving effect to the issuance of shares pursuant to the Purchase Agreement. In addition, since the date on which the selling stockholders provided the information, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the common stock in transactions exempt from the registration requirements of the Securities Act. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus, if and when necessary.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

Unless otherwise indicated, the address for each selling stockholder is c/o Crinetics Pharmaceuticals, Inc., 6055 Lusk Boulevard, San Diego, California 92121.

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior To this Offering	Percentage of Outstanding Common Stock Beneficially Owned Prior to the Completion of this Offering	Maximum Number of Shares of Common Stock Offered Pursuant to this Offering	Shares of Common Stock Beneficially Owned After Completion of this Offering (1)	Percentage of Outstanding Common Stock Beneficially Owned After Completion of this Offering
Entities advised or subadvised by T. Rowe Price Associates, Inc. (2)	4,831,923	6.20%	655,451	4,176,472	5.36%
Point72 Associates, LLC (3)	4,634,686	5.95%	714,286	3,920,400	5.03%
Paradigm BioCapital International Fund Ltd. (4)	2,634,222	3.38%	412,898	2,221,324	2.85%

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior To this Offering	Percentage of Outstanding Common Stock Beneficially Owned Prior to the Completion of this Offering	Maximum Number of Shares of Common Stock Offered Pursuant to this Offering	Shares of Common Stock Beneficially Owned After Completion of this Offering (1)	Percentage of Outstanding Common Stock Beneficially Owned After Completion of this Offering
Paradigm BioCapital Advisors LP (5)	440,527	*	63,293	377,234	*
Entities affiliated with EcoR1 Capital LLC (6)	4,155,375	5.35%	2,142,858	2,012,517	2.58%
Entities affiliated with Driehaus Capital Management LLC (7)	2,211,368	2.84%	416,667	1,794,701	2.30%
Perceptive Life Science Master Fund, Ltd. (8)	1,476,203	1.90%	476,191	1,000,012	1.28%
Entities affiliated with First Light Asset Management (9)	1,457,847	1.87%	495,620	962,227	1.23%
Entities affiliated with Janus Henderson Investors US LLC (10)	1,184,499	1.52%	714,286	470,213	*
Entities affiliated with Franklin Templeton (11)	697,445	*	285,715	411,730	*
GordonMD Long Biased Master Fund LP (12)	527,503	*	238,096	289,407	*
Invus Public Equities, L.P. (13)	1,390,477	1.78%	1,190,477	200,000	*
Entities affiliated with Rock Springs Capital (14)	289,400	*	289,400	—	*
Adage Capital Partners, L.P. (15)	238,096	*	238,096	—	*

*	Less than 1%.
(1)	Assumes the selling stockholders sell all of their shares of our common stock offered pursuant to this prospectus.
(2)

Shares offered hereby consists of shares of common stock beneficially owned by funds and accounts (severally and not jointly) that are advised or subadvised by T. Rowe Price Associates, Inc. (“TRPA”). TRPA, as investment adviser, has dispositive and voting power with respect to the shares held by these funds and accounts. For purposes of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of these shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The address of each entity is 100 East Pratt Street, Baltimore, MD 21202.

(3)

Number of shares of common stock are as of March 14, 2024. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset

Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. The address of the entity is 72 Cummings Point Road, Stamford, CT 06902.
(4)

Consists of (i) 2,221,324 shares of common stock held unrelated to the Private Placement by Paradigm BioCapital International Fund Ltd (“Paradigm Fund”), and (ii) 412,898 shares of common stock purchased in the Private Placement by Paradigm Fund. The shares may be deemed to be indirectly beneficially owned by each of Paradigm BioCapital Advisors LP (“Paradigm Advisor”), Paradigm BioCapital Advisors GP LLC (“Paradigm Advisor GP”), and Senai Asefaw, M.D. The Paradigm Advisor GP is the general partner of Paradigm Advisor and Senai Asefaw, M.D. is the managing member of the Paradigm Advisor GP. The Paradigm Advisor is the investment manager of Paradigm Fund. The foregoing statements shall not be construed as an admission that any of the Paradigm Advisor, Paradigm Advisor GP and Senai Asefaw, M.D. is a beneficial owner of the shares. The address of Paradigm Fund is 767 Third Avenue, 17th Floor, New York, NY 10017.

(5)

Consists of (i) 377,234 shares of common stock held unrelated to the Private Placement by Paradigm Advisor, as discretionary investment manager on behalf of a separate account client solely with respect to the assets for which Paradigm Advisor acts as its investment manager, and (ii) 63,293 shares purchased in the Private Placement by Paradigm Advisor, as discretionary investment manager on behalf of a separate account client solely with respect to the assets for which Paradigm Advisor acts as its investment manager. The shares may be deemed to be indirectly beneficially owned by each of Paradigm Advisor, Paradigm Advisor GP, and Senai Asefaw, M.D. The Paradigm Advisor GP is the general partner of Paradigm Advisor and Senai Asefaw, M.D. is the managing member of the Paradigm Advisor GP. The shares are managed by Paradigm Advisor, with full investment and voting discretion, on behalf of one or more separately managed accounts managed by Paradigm Advisor, or collectively, the Account. The foregoing statements shall not be construed as an admission that any of the Paradigm Advisor, the Paradigm Advisor GP, Senai Asefaw, M.D. and the Account is a beneficial owner of the shares. The address of Paradigm Advisor is 767 Third Avenue, 17th Floor, New York, NY 10017.

(6)

Consists of (i) 3,914,528 shares of common stock held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”), and (ii) 240,847 shares of common stock held by EcoR1 Capital Fund, L.P. (“Capital Fund”, and together with Qualified Fund, the “EcoR1 Capital Funds”). EcoR1 Capital, LLC (“EcoR1”) is the general partner of the EcoR1 Capital Funds. Oleg Nodelman is the control person of EcoR1 and may be deemed to share voting and investment power over the shares held by the EcoR1 Capital Funds. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address of each entity is 357 Tehama Street #3, San Francisco, CA.

(7)

Consists of (i) 429,372 shares of common stock held by Destinations Multi-Strategy Alternatives Fund (“DMSAF”), (ii) 306,074 shares of common stock held by Driehaus Event Driven Fund (“DEVDX”), (iii) 1,107,610 shares of common stock held by Driehaus Life Sciences Master Fund, L.P. (“Driehaus Master Fund”), and (iv) 368,312 shares of common stock held by Driehaus Life Sciences (QP) Fund, L.P (“Driehaus QP Fund” and, together with DMSAF, DEVDX, Driehaus Master Fund, the “Driehaus Entities”). Driehaus Capital Management LLC is the investment adviser of Driehaus Master Fund, DEVDX, and Driehaus QP Fund. Driehaus Capital Management LLC is the investment sub-adviser to DMSAF. Michael Caldwell is a portfolio manager of Driehaus Capital Management LLC, and Alex Munns is an assistant portfolio manager of the Driehaus Capital Management LLC. Therefore, either Mr. Caldwell or Mr. Munns may be deemed to have investment discretion and voting power over the shares held by Driehaus Master Fund or Driehaus QP Fund. Furthermore, Mr. Caldwell serves as a portfolio manager for DEVDX and for DMSAF and may be deemed to have investment discretion and voting power over the shares held by either fund. Each of Michael Caldwell and Alex Munns disclaims beneficial ownership of shares held by Driehaus Entities. The address of the foregoing entities is 25 E. Erie St., Chicago, IL 60611.

(8)

Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund, Ltd. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund,

Ltd. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it.
(9)

Consists of (i) 904,081 shares of common stock held by First Light Focus Fund, LP (“Focus Fund”), (ii) 160,336 shares of common stock held by First Light Gensis+ Fund, LP (“Genesis Fund”), (iii) 124,711 shares of common stock held by Belmont Harbor Master Fund, LP (“Belmont Fund”), and (iv) 268,719 shares of common stock held by First Light Prism Fund, LP (“Prism Fund,” and together with Focus Fund, Genesis Fund, and Belmont Fund, the “First Light Funds”). First Light Asset Management, LLC is the investment advisor for the First Light Funds. Mathew P. Arens is the chief executive officer and managing member of First Light Asset Management, LLC. The address of each entity is c/o First Light Asset Management, LLC, 3300 Edinborough Way, Ste 201, Edina, MN 55435.

(10)

Consists of (i) 300,000 shares of common stock held by Janus Henderson Global Life Sciences Fund (“Janus Global Life Sciences”), (ii) 228,572 shares of common stock held by Janus Henderson Capital Funds plc—Janus Henderson Global Life Fund (“Janus Capital”), and (iii) 655,927 shares of common stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Biotech”). Such shares owned by Janus Biotech, Janus Capital, and Janus Global Life Sciences may be deemed to be beneficially owned by, Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of trustees (or similar entity) of the Fund. Under the terms of its management contract, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. The Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for Janus Biotech are Andrew Acker, Agustin Mohedas, and Daniel S. Lyons. The portfolio managers for Janus Global Life Sciences and Janus Capital are Andrew Acker and Daniel S. Lyons.

(11)

Consists of (a) 228,926 shares of common stock held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund (“FSS”) and (b) 468,519 shares of common stock held by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund (“FTIF”). Evan McCulloch has voting and/or dispositive power over the holdings of FSS and FTIF. Mr. McCulloch disclaims beneficial ownership of such securities, except to the extent of any pecuniary interest therein. Franklin Advisers, Inc. is the investment adviser for each of FSS and FTIF. The address of each entity is One Franklin Parkway, San Mateo, CA 94403.

(12)

GordonMD Global Investments LP is the investment manager of GordonMD Long Biased Master Fund LP. Craig D. Gordon, M.D. as chief executive officer has the power to vote and dispose of the securities held by Gordon MD Long Biased Master Fund LP. The address of each entity is 9460 Wilshire Blvd., Suite 420, Beverly Hills, California 90212.

(13)

Invus Public Equities, L.P. (“Invus PE”) directly holds 1,390,477 shares of common stock. Invus Public Equities Advisors, LLC (“Invus PE Advisors”) controls Invus PE, as its general partner and accordingly, may be deemed to beneficially own the Shares held by Invus PE. The Geneva branch of Artal International S.C.A. (“Artal International”) controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the Shares held by Invus PE. Artal International Management S.A. (“Artal International Management”), as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the Shares that Artal International may be deemed to beneficially own. Artal Group S.A. (“Artal Group”), as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend S.A. (“Westend”), as the parent company of Artal Group, controls Artal Group and accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (the “Stichting”), as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own. The address for Invus PE and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY

10022. The address for Artal International, Artal International Management, Artal Group, Westend and Mr. Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg. The address for the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.
(14)

Consists of (i) 250,000 shares of common stock held by Rock Springs Capital Master Fund LP (“RSCMF”), and (ii) 39,400 shares of common stock held by Four Pines Master Fund LP (“Four Pines”, and together with RSCMF, the “Rock Springs Funds”). The investment manager of Rock Springs Funds is Rock Springs Capital Management LP (“RSCM”). The general partner of RSCM is Rock Springs Capital LLC (“RSC”). The address of RSCM and RSC is 650 South Exeter Street, Suite 1070, Baltimore, MD 21202.

(15)

Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The selling stockholder’s address is c/o Adage Capital Partners, L.P., 200 Clarendon St., 52nd Floor, Boston, MA 02116.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholders and, if the selling stockholders default in the performance of their respective secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling stockholders list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker- dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by the selling stockholders will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling stockholders meet the criteria and conforms to the requirements of that rule.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase price and public offering price, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use reasonable efforts to cause the registration statement of which this prospectus constitutes a part, if not effective automatically upon filing, to become effective under the Securities Act as promptly as reasonably possible after the filing thereof, and to remain continuously effective under the Securities Act until the earlier to occur of (1) such time as all of the shares covered by this prospectus have been disposed of (x) pursuant to and in accordance with such registration statement or (y) pursuant to Rule 144 under the Securities Act or (2) the date on which all of the shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of Crinetics Pharmaceuticals, Inc. as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$47,097
Accounting fees and expenses	15,000
Transfer agent fees	5,000
Legal fees paid on behalf of certain investors or agents	50,000
Legal fees and expenses	50,000
Placement agent expenses	4,300
Printing expenses	40,000
Total	$211,397

Item 15.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Crinetics Pharmaceuticals, Inc. filed with the SEC on July 20, 2018).

3.2	Amended and Restated Bylaws of Crinetics Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Crinetics Pharmaceuticals, Inc. filed with the SEC on December 12, 2023).

4.1	Specimen stock certificate evidencing the shares of common stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on July 9, 2018).

5.1	Opinion of Morrison & Foerster LLP.

10.1	Securities Purchase Agreement, by and among Crinetics Pharmaceuticals, Inc. and the institutional accredited investors listed on the signature pages thereto, dated as of February 27, 2024 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 1, 2024).

10.2	Registration Rights Agreement, by and among Crinetics Pharmaceuticals, Inc. and the institutional accredited investors listed on the signature pages thereto, dated as of February 27, 2024 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 1, 2024).

23.1	Consent of BDO USA, P.C., independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

107	Filing Fee Table.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 19, 2024.

CRINETICS PHARMACEUTICALS, INC.

By:	/s/ R. Scott Struthers, Ph.D.
Name:	R. Scott Struthers, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints, R. Scott Struthers, Ph.D. and Marc J.S. Wilson, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ R. Scott Struthers, Ph.D. R. Scott Struthers, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 19, 2024

/s/ Marc J.S. Wilson Marc J.S. Wilson	Chief Financial Officer (principal financial and accounting officer)	March 19, 2024

/s/ Wendell Wierenga, Ph.D. Wendell Wierenga, Ph.D.	Chairman of the Board of Directors	March 19, 2024

/s/ Camille Bedrosian, M.D. Camille Bedrosian, M.D.	Director	March 19, 2024

/s/ Caren Deardorf Caren Deardorf	Director	March 19, 2024

/s/ Matthew K. Fust Matthew K. Fust	Director	March 19, 2024

/s/ Weston Nichols, Ph.D. Weston Nichols, Ph.D.	Director	March 19, 2024

/s/ Stephanie Okey Stephanie Okey	Director	March 19, 2024

/s/ Rogério Vivaldi Coelho, M.D. Rogério Vivaldi Coelho, M.D.	Director	March 19, 2024